Exhibit 10.28

STOCK OPTION AGREEMENT

(Jeffrey B. Johnson)

This STOCK OPTION AGREEMENT dated as of September 30, 2003 is between TWI HOLDINGS, INC., a Delaware corporation (the “Company”), and JEFFREY B. JOHNSON (the “Optionee”).

WHEREAS, the Optionee has been retained as an employee of the Company or one of its Subsidiaries; and

WHEREAS, the Company desires to create an incentive for the Optionee by granting him an option to purchase shares of the Company’s Class B-1 Common Stock (as defined below) upon certain terms and conditions;

NOW THEREFORE, the Optionee and the Company agree as follows:

1. Definitions. As used herein, the following terms have the meanings set forth below:

“Act” means the Securities Act of 1933, as amended.

“Board” means the Board of Directors of the Company.

“By-Laws” means the Company’s By-Laws and all amendments thereto.

“Cause” means the determination by the Board that any one or more of the following has occurred:

(i) the Optionee shall have committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any Subsidiary, including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the business of the Company or any Subsidiary; or

(ii) the Optionee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving moral turpitude; or

(iii) the Optionee shall have been chronically absent from work (excluding vacations, illnesses, Disability or leaves of absence approved by the Company or any Subsidiary); or

(iv) the Optionee shall have materially breached any one or more of the provisions of this Agreement or the Stockholder Agreement, and, in any such case, such breach shall have continued for a period of fifteen (15) days after written notice to the Optionee specifying such breach in reasonable detail; or

(v) the Optionee shall have refused, after explicit written notice, to obey any lawful resolution of or direction by the Board or the board of directors of any Subsidiary employing the Optionee which is consistent with his duties as an employee; or

(vi) the Optionee shall have engaged in the unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any Subsidiary;

provided, that if at any time the Optionee is party to a written employment agreement with the Company or any Subsidiary, then “Cause” shall mean anything constituting “Cause” for termination under such employment agreement.

“Charter” means the Company’s Certificate of Incorporation and all amendments thereto.

“Class B Common Stock” means, collectively, the Company’s Class B-1 Common Stock and the Company’s Class B-2 Common Stock.

“Class B-1 Common Stock” means the Company’s Class B-1 Voting Common Stock, $0.01 par value per share.

“Class B-2 Common Stock” means the Company’s Class B-2 Non-Voting Common Stock, $0.01 par value per share.

“Disability” means the certification by an independent medical doctor (selected by the Company’s health or disability insurer) that the Optionee has been disabled in a manner which renders such Optionee unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Any refusal by the Optionee to submit to a medical examination requested by the Company for the purpose of certifying Disability hereunder shall be deemed to constitute conclusive evidence of the Optionee’s Disability.

“Disposition Event” has the meaning specified in the Charter.

“Good Reason” means the occurrence of any of the events or conditions described in clauses (a) or (b) below which is not corrected by the Company or any Subsidiary employing the Optionee within thirty (30) days after receiving written notice from the Optionee (provided that such notice is given within ninety (90) days of the first occurrence of the event described in such notice):

(a) relocation of the Optionee’s principal workplace over 60 miles from the Company’s existing workplaces without the consent of the Optionee (which consent shall not be unreasonably withheld, delayed or conditioned); or

(b) a material breach by the Company or any Subsidiary employing the Optionee of any written employment agreement with the Optionee which is not cured within 30 days after receipt by the Company or such Subsidiary of written notice of such breach.

provided, that if at any time the Optionee is party to a written employment agreement with the Company or any Subsidiary which includes a definition of “Good Reason”, then “Good Reason” shall mean anything constituting “Good Reason” for resignation under such employment agreement.

“Option” has the meaning specified in Section 2 hereof.

“Option Price” has the meaning specified in Section 3 hereof.

“Optioned Shares” has the meaning specified in Section 2 hereof.

“Plan” means the Company’s 2002 Stock Option Plan attached hereto as Exhibit A.

“Qualified Public Offering” means the Company’s underwritten public offering pursuant to an effective registration statement under the Act, covering the offer and sale of shares of Class B Common Stock in which not less than $25,000,000 of gross proceeds from such public offering are received by the Company for the account of the Company.

“Quarterly Termination Percentage” means, with respect to any Termination of Employment after August 13, 2004 but prior to August 13, 2007 (other than for Cause or by resignation without Good Reason), a fraction, the numerator of which is the number of days (not to exceed 89) between the most recent Quarterly Vesting Date prior to the date of such Termination of Employment and the denominator of which is 90; provided that if such Termination of Employment takes place on a Quarterly Vesting Date, the Quarterly Termination Percentage shall be zero (0).

“Quarterly Vesting Date” means November 13th, February 13th, May 13th and August 13th of each year beginning with November 13, 2004 and ending with August 13, 2007.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of November 1, 2002, among the Company and its stockholders, as amended and in effect from time to time.

“Repurchase Agreement” means the Stock Repurchase Agreement to be executed between the Optionee and the Company, substantially in the form attached hereto as Exhibit B.

“Stockholder Agreement” means the Stockholder Agreement, dated as of November 1, 2002, among the Company and its stockholders, as amended and in effect from time to time.

“Subsidiary” means, with respect to the Company, any corporation, a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Company or by a Subsidiary of the Company, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination Date” means the date of any Termination of Employment.

“Termination of Employment” means the termination of the Optionee’s employment with the Company or its Subsidiaries for any reason, including without limitation, for resignation, death or Disability and whether or not for Cause.

“Unvested Optioned Shares” has the meaning specified in Section 5(a) hereof.

“Vested Optioned Shares” has the meaning specified in Section 5(a) hereof.

2. Optioned Shares. Subject to the terms and conditions set forth herein and pursuant to the Plan, the Company grants to the Optionee an option (the “Option”) to purchase from the Company all or any part of a total of 12.95 shares of Class B-1 Common Stock (the “Optioned Shares”). This Option is to be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, as amended.

3. Price. The price to be paid for the Optioned Shares shall be $1,500.00 per Optioned Share (the “Option Price”).

4. Duration of Option.

(a) Subject to paragraph (b) hereof, the Option shall terminate on the earliest to occur of:

(i) August 13, 2013,

(ii) if the Optionee’s employment with the Company or any Subsidiary is terminated by the Company or such Subsidiary for Cause at any time, the date on which such termination occurs,

(iii) if the Optionee’s employment with the Company or any Subsidiary is terminated by reason of the death or Disability of the Optionee, the first anniversary of the date on which such termination occurs,

(iv) if the Optionee’s employment with the Company or any Subsidiary is terminated by reason of the Optionee’s resignation (whether with or without Good Reason) or by the Company or such Subsidiary without Cause, the 90th day following the date on which such termination occurs, and

(v) the day after the completion of the first Disposition Event (other than a Qualified Public Offering) to occur after the date hereof.

(b) If this Option has not earlier terminated pursuant to paragraph (a) above, in the event that the Optionee’s employment with the Company or any Subsidiary is terminated for any reason (other than for Cause), (i) the Option, with respect to any Unvested Optioned Shares as of the Termination Date, shall irrevocably expire and the Optionee shall not have any right to purchase such Unvested Optioned Shares and (ii) the Optionee shall have the right to exercise the Option, with respect to any Vested Optioned Shares as of the Termination Date, at any time prior to the termination thereof pursuant to paragraph (a) above.

5. Exercise of Option.

(a) Optioned Shares. The Optionee shall have the right to exercise this Option for all or a portion of the Optioned Shares which have become Vested Optioned Shares as of the date of exercise in accordance with this paragraph (a). Initially, none of the Optioned Shares shall be considered “Vested Optioned Shares” and all of the Optioned Shares shall be considered “Unvested Optioned Shares”. On August 13, 2004, if a Termination of Employment does not occur prior to such date, 25% of the Optioned Shares shall become “Vested Optioned Shares”, and on each Quarterly Vesting Date thereafter prior to a Termination of Employment, 6.25% of the Optioned Shares shall become “Vested Optioned Shares”, such that all of the

Optioned Shares shall be Vested Optioned Shares as of and after August 13, 2007 if a Termination of Employment does not occur prior to such date. Upon the occurrence of a Disposition Event (other than a Qualified Public Offering) prior to a Termination of Employment, 50% of the then Unvested Optioned Shares shall become Vested Optioned Shares. No Optioned Shares which have not already become Vested Optioned Shares shall become Vested Optioned Shares upon or after the Termination of Employment for any reason; provided, that in the event of a Termination of Employment after August 13, 2004 and prior to August 13, 2007 (other than for Cause or by reason of the Optionee’s resignation without Good Reason), then the number of Optioned Shares equal to (x) the Quarterly Termination Percentage multiplied by (y) 6.25% of the Optioned Shares shall become Vested Optioned Shares as of the Termination Date.

(b) Manner of Exercise. Exercise of the Option may be effected in the manner specified in Section 11 of the Plan.

(c) Payment of Withholding Taxes. Whenever any Optioned Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such Optioned Shares.

(d) Notice of Disposition Event. The Company agrees to give the Optionee ten (10) day’s prior notice (to the extent the Company has knowledge of such Disposition Event) of the first Disposition Event to occur after the date hereof.

6. Restriction Against Transfer of Option. During the Optionee’s lifetime, the Option may be exercised only by the Optionee. Except for a transfer of the Option to the Optionee’s spouse, children or grandchildren by will or operation of law after the Optionee’s death, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any transfer of the Option in violation of this Section 6 shall be void and will result in the immediate termination of the Option.

7. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including but not limited to the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 12 (Restrictions on Issue of Shares), Section 13 (Purchase for Investment; Subsequent Registration) and Section 14 (Withholding; Notice of Disposition of Stock Prior to Expiration of Specified Holding Period).

8. Limitation of Rights in Optioned Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued therefor and delivered to the Optionee. All Class B-1 Common Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Charter or the By-Laws of the Company and (to the extent applicable) the restrictions on transfer and other terms of the Stockholder Agreement. In the event that the Optionee is required to execute and deliver the Repurchase Agreement as set forth below, all Class B-1 Common Stock issued pursuant to the Option shall be deemed to be, and the Optionee hereby agrees that all such shares of Class B-1 Common Stock are and shall be, Shares under and as defined in the Repurchase Agreement and subject to all of the repurchase provisions and other restrictions imposed by the Repurchase Agreement. In connection with the exercise of the Option, the Optionee agrees that he will execute and deliver to the Company as a condition to the exercise of the Option (i) if a Qualified Public Offering has not occurred, an Instrument of Accession making the Optionee a party to the Stockholder Agreement (to the extent that the Optionee is not already a party thereto), (ii) if a Qualified Public Offering has not occurred and the Termination of Employment has not occurred, a copy of the Repurchase Agreement and (iii) an Instrument of Accession making the Optionee a party to the Registration Rights Agreement (to the extent that the Optionee is not already a party thereto).

9. Tax Consequences to Optionee. The Optionee hereby acknowledges and agrees that (a) the Company makes no representation or warranty to the Optionee as to the national, federal, state or local tax consequences to the Optionee of the receipt or exercise of this Option or the sale or other disposition of any shares of Class B-1 Common Stock issued pursuant to this Option, (b) the Optionee is relying on his or her own tax advisor for any such advice and (c) the Optionee is aware that in any event this Option may not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code, as amended, in the event that the fair market value per share of Class B-1 Common Stock as the date of the grant of this Option is in excess of the Option Price.

10. Governing Law. This Agreement is being delivered and is intended to be performed in the State of Delaware and shall be construed and enforced in accordance with the laws of such state.

11. Successors and Assigns. This Agreement shall be binding upon any successor or assign of either the Company or the Optionee, and upon any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

TWI HOLDINGS, INC.

By:	/S/ DALE WILLIAMS
Title: CFO

/S/ JEFFREY B. JOHNSON
Jeffrey B. Johnson

Address:	509 Lake Valley Drive Lexington, KY 40509

Exhibit B to

Stock Option Agreement

STOCK REPURCHASE AGREEMENT

(Name of Stockholder)

This STOCK REPURCHASE AGREEMENT (this “Agreement”) is dated as of                          , 200_, by and between TWI Holdings, Inc., a Delaware corporation (the “Company”) and                                  (the “Stockholder”).

WHEREAS, the Company and the Stockholder are parties to a Stock Option Agreement dated as of                          , 200   (as amended and in effect from time to time, the “Option Agreement”), pursuant to which the Company has granted to the Stockholder an option to purchase from the Company from time to time, on the terms and subject to the conditions contained therein, shares of the Company’s Class B-1 Common Stock (as defined in Section 1 hereof); and

WHEREAS, it is a condition precedent to the Stockholder’s purchase of any shares of Class B-1 Common Stock under the Option Agreement that the Stockholder execute and deliver to the Company a Stock Repurchase Agreement in the form hereof;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Company and the Stockholder agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the meanings specified below:

“Act” means the Securities Act of 1933, as amended.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning specified in the Option Agreement.

“Charter” means the Company’s Certificate of Incorporation and all amendments thereto.

“Class B Common Stock” means, collectively, the Company’s Class B-1 Common Stock and the Company’s Class B-2 Common Stock.

“Class B-1 Common Stock” means the Company’s Class B-1 Voting Common Stock, $0.01 par value per share.

“Class B-2 Common Stock” means the Company’s Class B-2 Non-Voting Common Stock, $0.01 par value per share.

“Company” has the meaning specified in the preamble hereto.

“Delayed Closing Date” has the meaning specified in Section 5.2 hereof.

“Disposition Event” has the meaning specified in the Charter.

“Option Agreement” has the meaning specified in the preamble.

“Original Price Per Share” means the “Option Price”, as defined in the Option Agreement.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

“Repurchase Notice” has the meaning specified in Section 2.2 hereof.

“Shares” means all shares of Class B-1 Common Stock from time to time purchased by the Stockholder pursuant to the Option Agreement, and all other shares of capital stock of the Company issued as a dividend or distribution with respect thereto from time to time on or after the date hereof.

“Stockholder” has the meaning specified in the preamble hereto.

“Stockholder Agreement” means the Stockholder Agreement, dated as of November 1, 2002, among the Company and its stockholders, as amended and in effect from time to time.

“Subsidiary” means, with respect to the Company, any corporation a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Company or by a Subsidiary of the Company, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or Persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination of Employment for Cause” means the termination of the Stockholder’s employment with the Company or its Subsidiaries for Cause.

“Transfer” has the meaning specified in Section 3 hereof.

2. REPURCHASE OF SHARES.

2.1. Repurchase Rights of the Company. Upon the Termination of Employment for Cause at any time, the Company shall have the right to repurchase from the Stockholder, and the Stockholder will at the request of the Company sell to the Company all or any portion of the Shares at a purchase price per Share equal to the Original Price Per Share.

2.2. Repurchase Closing. Except as provided in Section 5.2 hereof, the Company’s repurchase of any Shares under Section 2.1 shall take place within one hundred eighty days (180) days after the Termination of Employment for Cause following notice to the Stockholder (the “Repurchase Notice”) specifying the number of Shares to be repurchased. The closing of the repurchase of such Shares shall be held not earlier than five (5) days nor later than thirty (30) days after delivery of the Repurchase Notice. The Company’s repurchase rights under this Section 2.2 shall lapse if not exercised within the time periods specified above in accordance with the provisions hereof, except as otherwise provided in Section 5 hereof. Upon delivery by the Company of the repurchase price for the Shares being repurchased in accordance with Section 6 hereof, all of such Shares shall no longer be deemed to be outstanding, all of the Stockholder’s rights with respect to such Shares shall terminate with the exception of the right of the Stockholder to receive the repurchase price in exchange therefor pursuant to this Section 2.2, and the Stockholder hereby appoints the Company as his attorney-in-fact to take all actions necessary and sign all documents required to cancel such Shares on its books and records.

3. RESTRICTIONS ON TRANSFER. Except as otherwise expressly provided in the Stockholder Agreement, the Stockholder may not sell, assign, transfer, pledge or otherwise dispose of (“Transfer”) any of the Shares, either voluntarily or involuntarily or by operation of law, except to the Company or any of its Subsidiaries. Unless the Stockholder is already a party to the Stockholder Agreement, the Stockholder agrees to execute and deliver the Stockholder Agreement simultaneously with the issuance and sale of the Shares hereunder. Upon any permitted Transfer of the Shares, the transferee of the Shares shall execute and deliver to the Company an agreement containing repurchase provisions substantially the same as those contained herein.

4. LEGENDS; STOP TRANSFER.

(a) Each certificate representing the Shares shall bear legends in or substantially in the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN REPURCHASE RIGHTS IN FAVOR OF THE COMPANY AND CERTAIN PROVISIONS REGARDING RESTRICTIONS UPON TRANSFER CONTAINED IN A STOCK REPURCHASE AGREEMENT, DATED AS OF                                 , COPIES OF WHICH WILL BE FURNISHED BY THE COMPANY TO THE HOLDER OF THE SHARES EVIDENCED BY THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

(b) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in the stock books of the Company, and such Shares shall be transferred on the books of the Company only if and when transferred or sold in compliance with all of the terms and conditions of this Agreement.

5. REPURCHASE RESTRICTIONS.

5.1. Contractual Restrictions on Repurchase. Notwithstanding any provision to the contrary in Section 2, if the Company is prohibited by the terms of any of the financing agreements of the Company or any of its Subsidiaries with their lenders from making any payments of any portion of the repurchase price for the Shares in cash (or if any Subsidiary is prohibited by any such financing agreement from distributing cash to the Company to pay any portion of the repurchase price for the Shares), the Company shall be entitled to complete the repurchase of such Shares by delivering to the Stockholder (or any permitted transferee thereof) (a) a check for that portion of the repurchase price, payment or distribution of which is not prohibited, and (b) a promissory note for the balance of the repurchase price. Each such promissory note shall (i) bear interest at the rate of six percent (6%) per annum, (ii) provide for the payment of the principal evidenced thereby in such installments and at such times as are permitted under the terms of the Company’s and its Subsidiaries’ financing agreements with their lenders, (iii) be subordinated to the indebtedness of the Company and its Subsidiaries to their lenders on terms satisfactory to such lenders and (iv) subject to such payment and subordination provisions, provide for the payment in full of the principal evidenced thereby and the accrued and unpaid interest thereon upon the sale of substantially all of the assets or stock of the Company.

5.2. Impairment of Capital. If, even after giving effect to the provisions of Section 5.1 hereof, the Company is prohibited by the terms of any of the financing agreements of the Company or any of its Subsidiaries with their lenders from issuing a promissory note for the balance of the repurchase price as contemplated by Section 5.1 or is prohibited by law from repurchasing all of the Shares which it is obligated to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such repurchase shall be delayed until the first date on which the Company is permitted by the terms of any such financing agreements to repurchase such Shares and has sufficient capital to lawfully repurchase such Shares (the “Delayed Closing Date”). In the event of any such delay, (i) the Company will be obligated to pay, on the Delayed Closing Date, interest on the repurchase price for such Shares, at the rate of six percent (6%) per annum from the date on which the closing of the repurchase of such Shares was originally scheduled to occur to the Delayed Closing Date, and (ii) the Stockholder shall remain bound by the restrictions on Transfer contained herein during such delay.

6. PAYMENT FOR SHARES. At any closing held to consummate any repurchase of any Shares hereunder, the Stockholder shall deliver to the Company the stock certificates representing such Shares, duly endorsed in blank or with duly executed stock powers attached, and the Company shall deliver to the Stockholder a check in the amount of the repurchase price or a promissory note as provided in Section 5.1.

7. TERM. This Agreement and all of the restrictions on Transfer and the repurchase rights and obligations contained herein (including, without limitation, the repurchase rights and obligations of the Company pursuant to Section 2 hereof), shall terminate immediately after the completion of any Disposition Event.

8. ADJUSTMENT OF REPURCHASE PRICE. Upon any stock split, reverse stock split, recombination of shares or other similar reorganization of the capital structure of the Company, the repurchase price otherwise payable to the Stockholder upon the repurchase of any Shares pursuant to Section 2 hereof shall be proportionally adjusted to reflect such reorganization.

9. GENERAL.

9.1. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Company, to:

Tempur World, Inc.

1713 Jaggie Fox Way

Lexington, KY 40511

Telephone: (859) 259-0754

Facsimile: (859) 259-9843

Attention: President

With a copy sent contemporaneously to:

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

Telephone: (617) 951-8000

Facsimile: (617) 951-8736

Robert M. Wolf, Esq.

If to the Stockholder, to:

__________________

__________________

__________________

Any such notice shall be effective (a) if delivered personally, when received, (b) if sent by overnight courier, when receipted for, (c) if mailed, three (3) days after being mailed as described above, and (d) if sent by written telecommunication, when dispatched.

9.2. Equitable Remedies. Each of the parties hereto acknowledges and agrees that upon any breach by the Stockholder of his obligations under Sections 2, 3, or 6 hereof, the Company will have no adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief.

9.3. Severability. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

9.4. Waivers. No delay or omission by any party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

9.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6. Assigns. This Agreement shall not be assignable or transferable by the Stockholder without the prior written consent of the Company thereto.

9.7. Entire Agreement. This Agreement, together with the Option Agreement and the Stockholder Agreement, contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. Nothing in this Agreement shall be construed as a grant to the Stockholder of any right to continuing employment with the Company or any Subsidiary or to restrict in any way the right to terminate the Stockholder’s employment at any time.

9.8. Governing Law. This Agreement and the obligations of the parties hereunder shall be deemed to be a contract under seal and shall for all purposes be governed by and construed in accordance with the internal laws of the State of Delaware without reference to principles of conflicts of law.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

THE COMPANY:	TWI HOLDINGS, INC.

By:
Title:

THE STOCKHOLDER:

(Name)